UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2006
BELO CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8598 (Commission File Number)	75-0135890 (I.R.S. Employer Identification No.)
P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 28, 2006, Roger A. Enrico advised the Belo Corp. Board of Directors that he plans to retire from the Board in 2007. Mr. Enrico has served on the Company’s Board of Directors since 1995; he is chairman of the Board’s Nominating and Corporate Governance Committee and a member of the Board’s Executive Committee. His retirement from Belo’s Board is expected to become effective at the Company’s 2007 annual meeting of shareholders, which is scheduled for May 8, 2007.
Also on July 28, 2006, William T. Solomon informed the Board of Directors that he intends to retire from the Board effective at the Company’s 2008 annual meeting of shareholders, which is scheduled for May 13, 2008. Mr. Solomon’s retirement will coincide with his turning age 65. The 2008 annual meeting of shareholders will mark 25 years of Mr. Solomon’s service on Belo’s Board of Directors. Mr. Solomon is a member of the Board’s Nominating and Corporate Governance Committee and in past years has chaired the Compensation and Executive Committees of the Board.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Belo Corp. press release dated July 31, 2006 regarding Roger A. Enrico and William T. Solomon

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 31, 2006

BELO CORP.
By:	/s/ Guy H. Kerr
Guy H. Kerr
Senior Vice President/Law and Government and Secretary